EXHIBIT 4.1

HUDSON GLOBAL, INC.

and

COMPUTERSHARE INC.

Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of January 15, 2015

i

Exhibit A – Form of Representation and Request Letter

Exhibit B – Terms of Series A Junior Participating Preferred Stock

Exhibit C - Form of Right Certificate

Exhibit D - Summary of Rights to Purchase Preferred Shares

ii

AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDED AND RESTATED RIGHTS AGREEMENT (this “Agreement”), is dated as of January 15, 2015, between HUDSON GLOBAL, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE INC., a Delaware corporation, successor rights agent to THE BANK OF NEW YORK (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company authorized a Rights Agreement, dated as of February 2, 2005 (the “Original Rights Agreement”), declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding upon the close of business on February 28, 2005 (the “Record Date”) payable upon the close of business on such date, and authorized and directed the issuance of one Right with respect to each Common Share issued between the Record Date and the earliest of certain dates specified in the Original Rights Agreement, each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined) of the Company upon the terms and subject to the conditions set forth in the Original Rights Agreement;

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), then its ability to use its Tax Benefits (as hereinafter defined) for United States federal income tax purposes could be substantially limited; and

WHEREAS, the Company views its Tax Benefits as valuable assets of the Company, which are likely to inure to the benefit of the Company and its stockholders, and the Company believes that it is in the best interests of the Company and its stockholders that the Company provide for the protection of the Company’s Tax Benefits upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby amend and restate the Original Rights Agreement to provide as follows:

Section 1.          Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)          “Acquiring Person” shall mean any Person that is or has become, by itself or together with its Affiliates and Associates, a Beneficial Owner of 4.99% or more of the Common Shares then outstanding, but shall not include:

(i)          any Related Person;

(ii)         any Grandfathered Person; provided, however, that, if the Percentage Stock Ownership of any Person that had qualified as a Grandfathered Person ceases to be at least 4.99%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 4.99% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(a), (C) as a Grandfathered Person pursuant to subsection (m)(ii) of this Section 1, or (D) in the case of any Person who was a Grandfathered Person pursuant to subsection (m)(i) of this Section 1, as a Grandfathered Person pursuant to subsection (m)(ii) of this Section 1, which shall be applied to such Person as if the Percentage Stock Ownership of such Person at the Original Effective Time had been less than 4.99%;

(iii)        any Exempt Person;

(iv)        any Person that the Company determines, in its sole discretion, has, at or after the Original Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 4.99% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person), provided that such Person promptly enters into, and delivers to the Company, an irrevocable commitment to divest, or cause its Affiliates and Associates to divest, promptly after (A) if the Person delivers a representation letter pursuant to clause (i) of Section 1(i) and requests a determination of the Company pursuant to clause (ii) of Section 1(i), then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver a representation letter pursuant to clause (i) of Section 1(i) and request a determination of the Company pursuant to clause (ii) of Section 1(i), then the time of such commitment, and thereafter such Person or its Affiliates and Associates divest to the extent and promptly after the time specified by the foregoing clause (A) or (B) (without exercising or retaining any power, including voting power, with respect to such Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares)) sufficient Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) so that such Person’s Percentage Stock Ownership is less than 4.99% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person, Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) in an amount sufficient to reduce such Person’s beneficial ownership of Common Shares by the number of Common Shares that caused such Person to so fail to qualify as a Grandfathered Person or Exempt Person, as the case may be); provided, further, that any such Person shall cease to qualify for the exclusion from the definition of “Acquiring Person” contained in this subsection (iv) from and after such time (if any) as the Person, together with its Affiliates and Associates, subsequently becomes a Beneficial Owner of 4.99% or more of the Common Shares then outstanding (or fails to continue to qualify as a Grandfathered Person or Exempt Person), unless the Person independently meets the conditions set forth in this subsection (iv) with respect to the circumstances relating to the Person, together with its Affiliates and Associates, subsequently becoming a Beneficial Owner of 4.99% or more of the Common Shares then outstanding (or failing to continue to qualify as a Grandfathered Person or Exempt Person); and

(v)         any Person that has, by itself or together with its Affiliates and Associates, become a Beneficial Owner of 4.99% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or Exempt Person) as a result of one or more transactions that are determined to be Exempt Transactions, unless and until such time as such Person or transaction(s) no longer satisfy the terms or conditions, if any, that the Board prescribed in its determination under subsection (i) of this Section 1 with respect to such transaction(s); provided, however, that, if the Percentage Stock Ownership of any Person that had qualified for the exemption under this subsection (v) ceases to be at least 4.99%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 4.99% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(a), (C) as a Grandfathered Person pursuant to subsection (m)(ii) of this Section 1, or (D) for an additional exception under this subsection (v).

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If officers of the Company determine on behalf of the Company that a Person has, at or after the Original Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 4.99% or more of the Common Shares (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person) pursuant to subsection (iv) of this Section 1(a), then such officers shall promptly notify the Board of such determination. Notwithstanding the foregoing, a failure to promptly make such a notification shall not impact the effectiveness of such determination.

(b)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement and, to the extent not included within the foregoing provisions of this Section 1(b), shall also include, with respect to any Person, any other Person whose Common Shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (i) owned by such first Person (or by a Person or group of Persons to which the Common Shares owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)) or (ii) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the Common Shares owned by such first Person; provided, however, that a Person shall not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

(c)          A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)          which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)         which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)        which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iv)        with respect to which any other Person is a Beneficial Owner, if the Person referred to in the introductory clause of this Section 1(c) or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

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provided, however, that the preceding provisions of this Section 1(c) shall not be applied to cause a Person to be deemed the “Beneficial Owner” of, or to “beneficially own,” any security (A) solely because such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be a Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case; and provided, further, that the transfer of beneficial ownership of Common Shares to any Person without any consideration for such transfer being given by such Person shall not result in such Person becoming a Beneficial Owner of any additional Common Shares until the Person accepts such transfer. Anything in this Agreement to the contrary notwithstanding, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities that are owned by another Person and that are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (x) owned by such first Person (or by a Person or group of Persons to which the securities owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (y) owned by the same “entity” (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the securities owned by such first Person.

(d)          “Board” shall mean the Board of Directors of the Company.

(e)          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f)          “close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day, then “close of business” shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(g)          “Common Shares” shall mean the shares of common stock, par value $.001 per share, of the Company.

(h)          “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

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(i)          “Exempt Person” shall mean any Person (i) who (A) delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form attached hereto as Exhibit A or (B) is an Affiliate or Associate of another Person who delivers to the Company a letter described in clause (i)(A) and (ii) whose beneficial ownership of 4.99% or more of the outstanding Common Shares would not, as determined (either (1) prior to the time such Person becomes the Beneficial Owner of 4.99% or more of the Common Shares then outstanding or (2) if the Company determines pursuant to Section 1(a)(iv) that such Person (by itself or together with its Affiliates and Associates) had inadvertently become a Beneficial Owner of 4.99% or more of the Common Shares then outstanding, then after the time such Person becomes the Beneficial Owner of 4.99% or more of the Common Shares then outstanding) by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Benefits; provided, however, that such Person shall not be an Exempt Person unless and until it, or its Affiliate or Associate who delivers a letter described in clause (i), has received written notice of such determination by the Company under this clause (ii); provided, further, that such Person shall cease to be an Exempt Person from and after the earlier of such time (if any) as (I) in respect of the letter that such Person, or its Affiliate or Associate, delivered pursuant to clause (i), a representation or warranty of such Person, or its Affiliate or Associate, in such letter was not true and correct when made, a representation or warranty of such Person, or its Affiliate or Associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such Person, or its Affiliate or Associate, ceases to comply with a covenant contained in such letter, or (II) such Person becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, other than by virtue of any increase that is a result of an acquisition of Common Shares by the Company. Notwithstanding the foregoing, a Grandfathered Person shall not be precluded from becoming an Exempt Person (as defined in the preceding sentence, giving effect to this sentence) prior to the time at which such Grandfathered Person would otherwise become an Acquiring Person.

If any Person that had qualified as an Exempt Person ceases to so qualify, then, for purposes of Section 1(a), such Person shall be deemed to have become, as of the time the Person ceased to qualify as an Exempt Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own.

(j)          “Exempt Transaction” shall mean any transaction that the Board, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of an Exempt Transaction under this Agreement.

(k)          “Expiration Date” means the earliest of (i) the close of business on the date of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) if the Company’s stockholders do not approve this Agreement by the affirmative vote of the majority of Common Shares present in person or represented by proxy at the 2015 Annual Meeting (or any adjournment or postponement thereof); (ii) the Final Expiration Date; (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”); (iv) the time at which the Rights are exchanged as provided in Section 24 hereof; (v) the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits; and (vi) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

(l)          “Final Expiration Date” shall mean the close of business on January 15, 2018.

(m)          “Grandfathered Person” shall mean:

(i)          any Person who does not qualify as an “Acquiring Person” (as defined in the Original Rights Agreement) immediately prior to the Original Effective Time and who, at the Original Effective Time, was the Beneficial Owner of 4.99% or more of the Common Shares outstanding at the Original Effective Time; provided, however, that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership at or after the Original Effective Time, other than any increase pursuant to or as a result of an acquisition of Common Shares by the Company; and

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(ii)         any Person who (A) at the Original Effective Time, was not the Beneficial Owner of 4.99% or more of the Common Shares outstanding at the Original Effective Time and (B) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person after the Original Effective Time as a result of an acquisition of Common Shares by the Company; provided, however, that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person’s Percentage Stock Ownership shall be increased from such Person’s lowest Percentage Stock Ownership on or after the date of the first occurrence of any acquisition of Common Shares by the Company, other than any increase pursuant to or as a result of a subsequent acquisition of Common Shares by the Company.

If any Person that had qualified as a Grandfathered Person ceases to so qualify, then, for purposes of Section 1(a), such Person and such Person’s Affiliates and Associates shall be deemed to have become, as of the time the Person ceased to qualify as a Grandfathered Person, a Beneficial Owner of the Common Shares that such Person and such Person’s Affiliates and Associates then beneficially own.

(n)          “Original Effective Time” shall mean the close of business on January 15, 2015.

(o)          “Percentage Stock Ownership” of a Person shall mean the percentage calculated by dividing (i) the number of Common Shares as to which such Person, together with its Affiliates and Associates, is a Beneficial Owner, divided by (ii) the number of Common Shares then outstanding.

(p)          “Person” shall mean any individual, firm, corporation, partnership, trust, association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of any one or more of the foregoing making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

(q)          “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company having the preferences and rights set forth in Exhibit B attached to this Agreement.

(r)          “Redemption Date” shall have the meaning set forth in subsection (k) of this Section 1.

(s)          “Related Person” shall mean the Company, any Subsidiary of the Company (in each case, including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Shares to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

(t)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(u)          “Shares Acquisition Date” shall mean (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act, but not a report filed or amended pursuant to Rule 13f-1 of the General Rules and Regulations under the Exchange Act) by the Company or a Person or an Affiliate of the Person that the Person has become an Acquiring Person or (ii) if earlier, the first date the Board concludes that a Person has become an Acquiring Person.

(v)         “Subsidiary” of any Person shall mean any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are, at the time, directly or indirectly owned by such first Person.

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(w)          “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any of its Subsidiaries.

(x)          “Treasury Regulation” shall mean a final, proposed or temporary regulation of the United States Department of Treasury promulgated under the Code.

Section 2.          Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent setting forth the respective duties of the Rights Agent and any co-rights agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agents.

Section 3.          Issue of Right Certificates.

(a)          Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, the Person publishing, sending or giving such tender or exchange offer would become an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates (or, for book entry Common Shares , by notations of such shares in the respective accounts), and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; provided, however, that, if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, send) by overnight delivery service or registered or certified mail, postage prepaid, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, a Right Certificate, in substantially the form of Exhibit C hereto (a “Right Certificate”), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing within two (2) Business Days. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

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(b)          The Company has prepared a Summary of Rights to Purchase Preferred Shares, attached as Exhibit D hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates or book entries for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such respective certificates or book entries registered in the names of the holders thereof. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate for Common Shares or book entry Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c)          Certificates for Common Shares that become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form (provided, however, that certificates for Common Shares in existence on the date of this Agreement may bear the legend required by the Original Rights Agreement):

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Hudson Global, Inc. and Computershare Inc., dated as of January 15, 2015, and as such agreement may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Hudson Global, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Hudson Global, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether beneficially owned by such person or any subsequent holder, shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Shares to include on each direct registration account statement with respect thereto issued prior to the earlier of the Distribution Date and the Redemption Date a notation to the effect that references to Common Shares also includes the associated Rights. To the extent that Common Shares of the Company are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the accounts reflecting ownership of book entry shares. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Section 4.          Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which shall not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such purchase price shall be subject to adjustment as provided herein (such purchase price, as so adjusted, the “Purchase Price”).

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Section 5.          Countersignature and Registration.

(a)          The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent manually or by facsimile signature and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer. In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Right Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b)          Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office or offices designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

(c)          Any provisions of this Agreement to the contrary notwithstanding, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

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Section 6.           Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)          Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence as the Company or the Rights Agent may reasonably request. Pursuant to Section 9(d) hereof, the Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. Thereupon the Rights Agent, subject to the provisions of this Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.

(b)          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.           Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)          The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the Expiration Date, and an amount equal to any tax or charge required to be paid under Section 9(d).

(b)          The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $8.50, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America or in Common Shares in accordance with paragraph (c) below.

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(c)          Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes and directs any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, then the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)          In case the registered holder of any Right Certificate shall properly exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)          Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.          Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates that have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company, the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

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Section 9.          Reservation and Availability of Preferred Shares.

(a)          The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)          So long as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

(d)          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e)          If the Company determines that registration under the Securities Act is required, the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights to prepare and file such registration statement and permit it to become effective or to qualify the rights, the exercise thereof or the issuance of securities upon the exercise thereof under state securities or blue sky laws. The Company shall issue a public announcement upon any such suspension stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

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Section 10.          Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.

Section 11.         Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)          (i)          In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), then the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)         Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).

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From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(iii)        In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price payable with respect to such Right (such excess, the “Spread”), and (B) with respect to each Right (subject to the second paragraph of Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, one one-hundredth of a Preferred Share or shares, or units of shares, of preferred stock which the Board has deemed to have the same value as Common Shares (such one one-hundredth of a Preferred Share or shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within 30 days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares on such date.

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(b)          In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)          In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(d)          (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that, if the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (ii) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each Trading Day shall be the last sale price, regular way, at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, at or prior to 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 P.M. Eastern time by the applicable reporting system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, then the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date), multiplied by 100. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, then “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.

(e)          No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that, by reason of this Section 11(e), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f)          If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, then, thereafter, the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11, and the provisions of Sections 7, 9, 10 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

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(g)          All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)          Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Shares (calculated to the nearest one one-hundredth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredth of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)          The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, then, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)          Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k)          Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, based on the advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Preferred Shares at such adjusted Purchase Price.

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(l)          In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

(n)          The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 28 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o)          Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall, at any time after the Record Date and prior to the Distribution Date, (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

Section 12.         Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail (or, if deemed appropriate by the Board, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments or statements therein contained and shall not be deemed to have knowledge of any such adjustment or event unless and until it shall have received such certificate.

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Section 13.         [Reserved].

Section 14.         Fractional Rights and Fractional Shares.

(a)          The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 P.M. Eastern time by the applicable reporting system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If, on any such date, no such market maker is making a market in the Rights, then the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)          The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)          The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(d)          Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

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Section 15.         Rights of Action

. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, including Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.         Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)          prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)          after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c)          the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)          notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

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Section 17.         Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.         Concerning the Rights Agent.

(a)          The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable documented fees and expenses of outside legal counsel), incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for action taken or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing

(c)          The provisions of this Section 18 and Section 20 hereof shall survive the termination or expiration of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 19.          Merger or Consolidation or Change of Name of Rights Agent.

(a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange or be consolidated, or any Person resulting from any merger, share exchange or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case, at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

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(b)          In case, at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case, at that time, any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.         Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

(b)          Whenever, in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction); provided, however, that notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Rights Agent be liable for indirect, special, consequential or punitive damages hereunder (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

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(e)          The Rights Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)          The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)          The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

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Section 21.         Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company to each transfer agent of the Common Shares by trackable mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates, in each case, by overnight delivery service or registered or certified mail, postage prepaid. If the Rights Agent and the transfer agent of the Common Shares are the same Person, then the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, then, notwithstanding the foregoing notice provisions, a removal notice to the Rights Agent shall be given upon such number of days’ notice as is specified in the agreement governing the Rights Agent’s services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, then the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal entity organized and doing business under the laws of the United States or of any state of the United States so long as such entity is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $50 million, or (b) an Affiliate of a legal entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.         Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.         Redemption.

(a)          The Rights may be redeemed by action of the Board pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

(b)          The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

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(c)          Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights, as such, shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.         Exchange.

(a)          The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Board may be made effective as such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof), to the extent applicable pursuant to Section 24(c), issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such Preferred Shares or equivalent preferred shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)          Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights, as such, shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

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(c)          In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share of the Company, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share of the Company shall have the same voting rights as one Common Share of the Company.

(d)          In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

Section 25.         Process to Seek Exemption Prior to Distribution Date.

(a)          Any Person who desires to effect any acquisition of Common Shares that would, if consummated, result in such Person beneficially owning 4.99% or more of the then outstanding Common Shares (a “Requesting Person”) may, prior to the Shares Acquisition Date and in accordance with this Section 25(a), request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” under clause (ii) of Section 1(i) hereof for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or registered or certified mail, postage prepaid, to the Corporate Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Corporate Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Shares aggregating 4.99% or more of the then outstanding Common Shares and the maximum number and percentage of outstanding Common Shares that the Requesting Person proposes to acquire, and (iv) such other information, representations, warranties and covenants as are set forth in Exhibit A hereto. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, however, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Exemption Request, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code. The Board shall only grant an exemption in response to an Exemption Request if the Board determines, in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person (A) will not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits, or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case, as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Tax Benefits. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

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(b)          The Board may, of its own accord or upon the request of a stockholder (a “Waiver Request”), subsequent to a Shares Acquisition Date and prior to the Distribution Date, and in accordance with this Section 25(b), grant an exemption with respect to any Acquiring Person under this Agreement so that such Acquiring Person would be deemed to be an “Exempt Person” under clause (ii) of Section 1(i) hereof for purposes of this Agreement. A Waiver Request shall be in proper form and shall be delivered by overnight delivery service or registered or certified mail, postage prepaid, to the Corporate Secretary of the Company at the principal executive office of the Company. The Waiver Request shall be deemed made upon receipt by the Corporate Secretary of the Company. To be in proper form, a Waiver Request shall set forth (i) the name and address of the Acquiring Person, (ii) the number and percentage of Common Shares then Beneficially Owned by the Acquiring Person, together with all Affiliates and Associates of the Acquiring Person, (iii) a reasonably detailed description of the transaction or transactions by which the Acquiring Person acquired Beneficial Ownership of Common Shares aggregating 4.99% or more of the then outstanding Common Shares and the maximum number and percentage of outstanding Common Shares that the Acquiring Person proposes to acquire, and (iv) such other information, representations, warranties and covenants as are set forth in Exhibit A hereto. The Board shall make a determination whether to grant an exemption in response to a Waiver Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, however, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Waiver Request. The Acquiring Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Waiver Request, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code. The Board shall only grant an exemption for an Acquiring Person if the Board determines, in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by such Acquiring Person does not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that such Acquiring Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case, as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Tax Benefits. The Waiver Request or other determination to grant an exemption shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and such Acquiring Person and disinterested with respect to the Waiver Request or other determination to grant an exemption, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of any exemption granted pursuant to this Section 25(b).

27

Section 26.         Notice of Certain Events.

(a)          In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Preferred Shares for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

(b)          If a Section 11(a)(ii) Event shall occur, then (i) the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event and the consequences thereof to holders of Rights, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

Section 27.         Notices.

(a)          Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Hudson Global, Inc.

560 Lexington Avenue, 5th Floor

New York, New York 10022

Attention: Corporate Secretary

(b)          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Inc.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

28

(c)          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 28.         Supplements and Amendments. Prior to such time as any Person becomes an Acquiring Person and subject to the penultimate sentence of this Section 28, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that, from and after the Distribution Date, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided, that notwithstanding anything to the contrary contained herein, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 29.         Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30.         Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 31.         Severability. In the event any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 28 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided further, however, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

29

Section 32.         Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights, duties and obligations of the Rights Agent hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 33.         Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34.         Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Any reference in this Agreement to a statutory or regulatory provision includes a reference to any successor provision thereof.

Section 35.         Determinations and Actions by the Board. The Board and the appropriate officers of the Company shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret the provisions of this Agreement and make all determinations to be made by the Company hereunder or deemed necessary or advisable for the administration of this Agreement. The Board shall have the exclusive power and authority to exercise all rights and powers specifically granted to the Board, including a determination to redeem or not redeem the Rights or to amend this Agreement and any determination as to whether the actions of any Person shall be such as to cause such Person to beneficially own Common Shares or to become an Acquiring Person. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board or the officers of the Company, as applicable, in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board to any liability to the holders of the Rights.

Section 36.         Book Entry. Reference in this Agreement to certificates for Common Shares includes, in the case of uncertificated Common Shares, the balances indicated in the account system of the transfer agent for book entry Common Shares, and prior to the Distribution Date, any uncertificated Common Shares shall also evidence the associated Rights. A substantially similar version of any legend required to be placed on any certificate for Common Shares may instead be included on any confirmation or notification to the registered holder of such book entry Common Shares.

Section 37.         Amendment and Restatement. This Agreement amends and restates the Original Rights Agreement in its entirety, effective as of the close of business on January 15, 2015. For purposes of clarity, notwithstanding the foregoing and without limitation, any amendment effected by means of this Agreement to the definition of the term “Acquiring Person” included in the Original Rights Agreement does not affect the validity or effectiveness of any exception from the definition of Acquiring Person applicable to any Person prior to such amendment.

30

Section 38.          Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

31

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

HUDSON GLOBAL, INC.

Attest:

By:	/s/ Philip A. Skalski	By:	/s/ Manuel Marquez Dorsch
Title:	Corporate Counsel and	Title:	Chairman and Chief Executive Officer
Assistant Corporate Secretary

COMPUTERSHARE INC.

Attest:

By:	/s/ Fred Pappenmeier	By:	/s/ David Adamson
Title:	Vice President	Title:	Vice President

32

EXHIBIT A

FORM OF REPRESENTATION AND REQUEST LETTER

This letter is delivered to the Company pursuant to Section 1(i)(i)(A) of the Amended and Restated Rights Agreement (the “Agreement”), dated as of January 15, 2015 and as amended through the date hereof, by and between Hudson Global, Inc., a Delaware corporation (the “Company”), and the Rights Agent named therein. Capitalized terms used, but not defined, in this letter (and the term “beneficial ownership”) shall have the respective meanings given them under the Agreement.

By delivery of this letter, [Name] (“Investor”) requests that the Company determine pursuant to Section 1(i)(ii) of the Agreement, based on this letter and any other information that the Company believes relevant (which, upon written request of the Company, Investor must provide if it desires to pursue this request), that beneficial ownership by Investor and its Affiliates and Associates of 4.99% or more of the outstanding Common Shares would not jeopardize or endanger the availability to the Company of the Tax Benefits (such determination, if affirmative, is referred to herein as the “Determination”). The representations, warranties and covenants of Investor contained in this letter are being provided or made solely in connection with Investor’s request that the Company make the Determination, thereby effectuating the exemption (the “Exemption”) provided in Section 1(i) of the Agreement.

For purposes of this letter, the following terms shall have the meanings indicated:

(a)          The “Applicable Period” means the period beginning with and including the date of this letter and ending at the earlier of (A) the time, if any, following the Determination at which the Exemption is no longer in effect, or (B) the time at which the Agreement is no longer effective.

(b)          A specified Person has “Economic Ownership” of shares if such shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being owned by the specified Person (or by a Person or group of Persons to which the shares owned by the specified Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)).

(c)          “Fund” means (A) an investment account that is not itself a Person and that is managed or advised by Investor or by an Affiliate or Associate of Investor, and (B) any Affiliate or Associate of Investor that is an investment fund.

(d)          “Investor Group” refers collectively to Investor and its Affiliates and Associates (including [__________]), other than the Funds.

Investor makes the following representations, warranties and covenants:

(a)          The aggregate number of Common Shares beneficially owned by the Funds and by the Investor Group and Funds, collectively, are as follows:

Number of Common Shares

Funds

Investor Group and Funds, collectively

A-1

(b)          Investor represents and warrants that the following statements are true and correct at the date of this letter, and that the statements in subparagraphs (b) and (c) below will also be true and correct at all times during the Applicable Period:

(i)          Neither the Investor Group nor any single Fund has Economic Ownership of more than 4.90%1 of the total outstanding Common Shares.

(ii)         With respect to any Common Shares owned by the Investor Group, no member of the Investor Group is acting as a member of a group that both (A) includes any Person other than another member of the Investor Group and (B) is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

(iii)        With respect to any Common Shares owned by a Fund, such Fund is not acting as a member of a group that is treated as an “entity” under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

(c)          Investor acknowledges, understands and agrees that, at all times during the Applicable Period, neither the Investor Group nor any Fund shall acquire (other than through a stock dividend, rights dividend, stock split or similar transaction effected by the Company) any Common Shares (or any interests in an entity that owns, directly or indirectly, any Common Shares) if, immediately after such acquisition, (i) the Investor Group or such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares, or (ii) to Investor’s knowledge, any Person other than (x) a member of the Investor Group or (y) such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares (and would not have such level of Economic Ownership but for such acquisition by the Investor Group or such Fund).

Investor acknowledges and agrees that the accuracy of the foregoing representations and warranties and compliance with the foregoing covenants are a condition to the Exemption becoming effective and remaining in effect.

Sincerely,

[Name of Investor]

By:
Name:
Title:

1 In its sole discretion, the Company may accept a higher percentage not greater than 4.99%.

A-2

EXHIBIT B

 Terms of the
Series A Junior Participating Preferred Stock,

$.001 par value, of Hudson Global, Inc.

Series A Junior Participating Preferred Stock

1.            Designation and Amount. There is hereby created a series of Preferred Shares that shall be designated as “Series A Junior Participating Preferred Stock”, par value $.001 per share (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series A Preferred Stock.

2.            Dividends and Distributions.

(A)         The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the close of business on February 28, 2005 (the “Record Date”) (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)         The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

B-1

(C)         Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3.           Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)         Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Record Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)         Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)         Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

B-2

4.           Certain Restrictions.

(A)         Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding up) the Series A Preferred Stock; or

(iv)        purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)         The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.           Reacquired Shares. All shares of Series A Preferred Stock that shall at any time have been reacquired by the Corporation shall, after such reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

B-3

6.          Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.          Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Record Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.          No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

9.          Amendment. To the fullest extent permitted by applicable law, prior to such time as shares of Series A Preferred Stock are issued and outstanding, the Board of Directors may modify, amend, alter or revoke any of the number of shares of Series A Preferred Stock, the powers, preferences or special rights of the Series A Preferred Stock or the other terms of the Series A Preferred Stock. From and after such time as shares of Series A Preferred Stock are issued and outstanding, the Restated Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

10.         Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

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EXHIBIT C

[Form of Right Certificate]

Certificate No. R-	_______ Rights

NOT EXERCISABLE AFTER JANUARY 15, 2018 (SUBJECT TO EXTENSION) OR EARLIER IF REDEMPTION, EXCHANGE OR TERMINATION OCCURS ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Right Certificate

HUDSON GLOBAL, INC.

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 15, 2015, and as such agreement may be amended (the “Rights Agreement”), between Hudson Global, Inc., a Delaware corporation (the “Company”), and Computershare Inc. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York, New York time, on January 15, 2018, subject to extension, or earlier redemption, exchange or termination of the Rights as provided in the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of one fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (“Preferred Shares”), of the Company, at a purchase price of $8.50 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 15, 2015, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

C-1

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.001 per Right.

The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding shares of Common Stock, par value $.001 per share (“Common Stock”), of the Company, exchange the Rights evidenced by the certificates for Preferred Shares or shares of Common Stock, at an exchange ratio of one one-hundredth of a Preferred Share or one share of Common Stock, as the case may be, per Right, subject to adjustment, as provided in the Rights Agreement.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

C-2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, ____.

ATTEST:	HUDSON GLOBAL, INC.

By:
Title:

Countersigned:

COMPUTERSHARE INC.

By:
Authorized Signature
C-3

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto _____________________________________________________________________________________

(Please print name and address of transferee)

_____________________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, ____

Signature

Signature Guaranteed:

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

C-4

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To HUDSON GLOBAL, INC.:

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated: ____________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

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[Form of Reverse Side of Right Certificate — continued]

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

C-6

EXHIBIT D

HUDSON GLOBAL, INC.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

On February 2, 2005, the Board of Directors (the “Board”) of Hudson Global, Inc. (the “Company”) entered into a rights agreement and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $.001 par value per share (“Common Shares”), of the Company. The dividend was payable upon the close of business on February 28, 2005 to the stockholders of record upon the close of business on February 28, 2005. The Board extended the term of and otherwise amended and restated that rights agreement on January 15, 2015, in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce potential future federal income tax obligations may become substantially limited.

The Company is providing the following summary description of the Amended and Restated Rights Agreement (the “Rights Agreement”) entered into between the Company and Computershare Inc. (the “Rights Agent”) on January 15, 2015. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which the Company has filed with the Securities and Exchange Commission as an exhibit to an amendment to a Registration Statement on Form 8-A. A copy of the Rights Agreement is also available free of charge from the Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares the Company issues until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires. Until a Right is exercised as described below, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercise Price. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (“Preferred Shares”), of the Company at a price of $8.50 per one one-hundredth of a Preferred Share, subject to adjustment as provided in the Rights Agreement (the “Purchase Price”).

Exercisability. The Rights will not be exercisable until the earlier of (i) ten days following a public announcement, or the Board concluding, that a person or group of affiliated or associated persons has become an Acquiring Person by, subject to certain exceptions, acquiring beneficial ownership of 4.99% or more of the outstanding Common Shares as described below, or (ii) ten business days (or such later date as may be determined by the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person.

The date on which the Rights become exercisable is referred to in the Rights Agreement as the “Distribution Date.” Until that date, the certificates for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

D-1

Acquiring Person. An Acquiring Person is any person that becomes, by itself or together with its affiliates and associates, a beneficial owner of 4.99% or more of the Common Shares then outstanding, but will not include (i) the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries, (ii) any of certain “grandfathered” persons (“Grandfathered Persons”) that would otherwise be Acquiring Persons as of the effective time of the Rights Agreement and that continue to qualify for this status by not acquiring additional Common Shares or (iii) any person who or which the Board determines, in its sole discretion, has inadvertently become a beneficial owner of 4.99% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person), provided that such person or its affiliates and associates promptly divest sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 4.99% of the Common Shares then outstanding (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person). In addition, the Board, in its sole discretion, may (a) prior to the consummation of a transaction that would result in a person becoming an Acquiring Person, upon the request of such person, determine that such person’s consummation of the transaction will not result in such person becoming an Acquiring Person and (b) following the consummation of a transaction that results in a person becoming an Acquiring Person, upon the request of such person or on its own accord, determine that such person is not an Acquiring Person as a result of such transaction.

Preferred Shares. Preferred Shares purchasable upon the exercise of Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, voting and liquidation rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Flip-In. Upon any person or group becoming an Acquiring Person, each holder of a Right, other than the Acquiring Person, will have the right to receive, upon exercise of such Right, that number of Common Shares having a market value equal to the then current Purchase Price divided by 50% of the market closing price of a Common Share on the trading day immediately preceding the date on which such Right is exercised. In certain circumstances, the holder of a Right may receive upon exercise, in lieu of Common Shares, cash, property or other securities of the Company or a reduction in the Purchase Price.

Expiration. The Rights will expire on the earliest of (i) the date of the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) if the Company’s stockholders do not approve the Rights Agreement at the 2015 Annual Meeting, (ii) January 15, 2018, (iii) the time at which the Rights are redeemed as described below, (iv) the time at which the Rights are exchanged as described below, (v) the repeal of Section 382 of the Internal Revenue Code if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Company’s NOLs, and (vi) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

D-2

Redemption. The Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of a holder of Rights, as such, will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if the Company effects a stock split or pays a dividend in the form of Common Shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of Preferred Shares or Common Shares issuable upon exercise of a Right and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). In lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board generally may not amend the Rights Agreement in any way that adversely affects holders of the Rights.

Anti-Takeover Effects. The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

D-3